                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant /X/

     Filed by a Party other than the Registrant / /

     Check the appropriate box:

     / / Preliminary Proxy Statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement

     / / Definitive Additional Materials

     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            GROUP 1 SOFTWARE, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------

                             GROUP 1 SOFTWARE, INC.
                             4200 Parliament Place
                                   Suite 600
                          Lanham, Maryland 20706-1844

                          ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To be Held September 12, 1996

To the Stockholders of Group 1 Software, Inc.:

     You are cordially invited to attend the annual meeting of stockholders of Group 1 Software, Inc. (the "Company") to be held on September 12, 1996, at 10:15 a.m. at Prudential Securities, One Liberty Plaza, New York, New York 10292 (the "Meeting"), for the following purposes:

     (1) To elect two (2) directors to hold office until the third annual meeting of stockholders of the Company following their election and until the election and qualification of their successors; and

     (2) To transact such other business as may properly come before the Meeting and any adjournment thereof.

     Only stockholders of record at the close of business on July 17, 1996 (the "Record Date") are entitled to receive notice of, and to vote at, the Meeting.

We hope that you will be able to attend the Meeting in person.

- --------------------------------------------------------------------------------

     IN ORDER TO ASSURE A QUORUM AND TO AVOID THE EXPENSE AND DELAY OF SENDING FOLLOW-UP LETTERS, PLEASE FILL-IN, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. IF YOU ARE PRESENT AT THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

- --------------------------------------------------------------------------------

                              By Order of the Board of Directors

                              /s/ Edward Weiss
                              ---------------------
                              Edward Weiss
                              Secretary
Lanham, Maryland
July 29, 1996

                           GROUP 1 SOFTWARE, INC.

                            4200 Parliament Place
                                  Suite 600
                         Lanham, Maryland 20706-1844
                                301/731-2300

                          ------------------------

                               PROXY STATEMENT

                          ------------------------

                       ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON SEPTEMBER 12, 1996

     This Proxy Statement and the enclosed form of proxy are furnished to the stockholders of Group 1 Software, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") from holders of outstanding shares of its common stock, $.01 par value (the "Voting Securities"), for use at the Annual Meeting of Stockholders (the "Meeting") to be held on September 12, 1996 and at any adjournment thereof. Other than the Company's $.01 par value common stock, there are no other voting securities of the Company outstanding. The approximate date on which this Proxy Statement and the related form of proxy are first being sent to stockholders is July 29, 1996.

     If the enclosed proxy is properly signed and returned, and if the stockholder specifies a choice on the proxy, the shares of the Voting Securities represented by the proxy will be voted (or withheld from voting) in accordance with the stockholder's choice. If the proxy is signed and returned but no specification is made, the proxy will be voted FOR the election of the Board's nominees for directors listed below.

     The Board of Directors of the Company knows of no business that will be presented for consideration at the Meeting other than the matters described in this Proxy Statement. If any other matters are presented at the Meeting, the proxy holders will vote the proxies in accordance with their judgment.

     Any proxy may be revoked by the stockholder giving such proxy, at any time prior to its being voted, by filing with the Secretary of the Company, at its address set forth above, a notice of revocation or a duly executed proxy bearing a later date. Any proxy may also be revoked by the stockholder's attendance at the Meeting and voting in person. A notice of revocation need not be on any specific form.

     The Company has fixed the close of business on July 17, 1996 as the record date (the "Record Date") for the determination of the stockholders of the Company entitled to notice of, and to vote at, the Meeting. On that date, there were outstanding 4,293,697 shares of the Voting Securities, the holders of which will be entitled to one vote per share on each matter submitted to the Meeting. No other voting securities of the Company are outstanding.

     The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of the Voting Securities entitled to vote constitutes a quorum for the transaction of business at the Meeting. If a quorum should not be present, the Meeting may be adjourned from time to time until a quorum is obtained.

     There are no rights of appraisal or similar rights of dissenters applicable to the matter to be voted upon at the Meeting.


                             FINANCIAL INFORMATION

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended March 31, 1996 accompanies this Proxy Statement. The Annual Report is not part of the proxy solicitation materials.

                              BENEFICIAL OWNERSHIP

     The following table sets forth certain information as of the Record Date as to all persons who, to the knowledge of the Company, were beneficial owners of five percent or more of the common stock of the Company and all directors and officers of the Company as a group.


                                         NUMBER OF
    NAME AND ADDRESS OF     TITLE OF     SHARES OF   PERCENT OF
      BENEFICIAL OWNER        CLASS        CLASS        CLASS
    -------------------      --------    ---------   -----------
 COMNET Corporation (1)
 4200 Parliament Place        Common     3,484,588      81.2%
 Suite 600 Lanham, MD         Stock
 20706-1844

 All directors and
 officers as a group          Common      100,037       2.3%
 (9 persons) (2)(3)           Stock

- ------------

(1) As of July 11, 1995, Medco Containment Services, Inc. ("Medco"), owned 17.0% of the issued and outstanding shares of the voting securities of COMNET Corporation ("COMNET"). Pursuant to an Agreement and Plan of Merger, dated as of July 27, 1993, as amended, by and among Merck & Co., Inc., a New Jersey corporation ("Merck"), M Acquisition Corp. ("Merger Sub") and Medco, Medco was merged with and into Merger Sub and Medco became a wholly owned subsidiary of Merck. Merck is a worldwide organization engaged primarily in the business of discovering, developing, producing and marketing products, and services for the treatment of disease and the maintenance or restoration of health. The principal executive offices of Merck are located at One Merck Drive, Whitehouse Station, New Jersey. As of July 11, 1995, Merck may be deemed to be the indirect beneficial owner, through its ownership of Medco, of 543,345 shares of COMNET's common stock, representing approximately 17.0% of the outstanding shares of COMNET's common stock and Merck may also be deemed to be the indirect beneficial owner, through its ownership of Medco, of 100,000 shares of COMNET's 6% Preferred Stock. Merck effectively has the sole power to vote and direct the vote of such shares of common stock and 6% Preferred Stock, and to dispose and direct the disposal of such shares.

(2) Includes common stock purchase options for 84,000 shares of the Company's common stock which are currently exercisable or will become exercisable within 60 days of July 17, 1996.

(3) All directors and officers of the Company, as a group (9 persons), were beneficial holders of 165,717 shares of COMNET common stock, and common stock purchase options for 441,114 shares of COMNET common stock which are currently exercisable or will become exercisable within 60 days of July 17, 1996.

     Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company, all directors, officers and beneficial owners of more than ten percent of any class of stock have filed on a timely basis Forms 3, Forms 4 and Forms 5 as required in the fiscal year ended March 31, 1996, except for the following persons who inadvertently filed late Form 4's regarding stock options granted to them pursuant to the 1995 Incentive Stock Option, Non-Qualified Stock Option and Stock Appreciation Rights Plan of COMNET
Corporation: Robert S. Bowen (12,500), Ronald F. Friedman (10,000), Charles A. Crew (7,500), Alan Slater (7,500) and Edward Weiss (2,500).

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     Stockholders are being asked to elect two members to the Company's Board of Directors. The two members who are so elected and the remaining four directors whose terms continue after the Meeting will constitute the Board of Directors of the Company.

     Pursuant to the terms of the Company's Certificate of Incorporation, the directors of the Company are divided into three classes, and one class is elected at each annual meeting of stockholders and serves for a term ending on the third annual meeting of stockholders following their election and after their successor has been elected and qualified. Under the Company's Bylaws, the election of directors is determined by a vote of a majority of the shares present in person or represented by proxy and voting on the matter. And, under applicable Delaware law and the Company's Articles of Incorporation and Bylaws, abstentions and broker non-votes on proposals to elect directors will effectively be treated as shares that are not present and voting for that matter.

     The Board has nominated Messrs. Buchsbaum and Friedman (whose current terms will expire after directors are elected and qualify at the Meeting) to serve until the third annual meeting of stockholders following their election, and after their successors are elected and qualify. Unless otherwise directed, the persons named as proxies in the proxy enclosed herewith will vote the shares of the Voting Securities represented by such proxy for the election of such nominees as directors.

     AS OF JULY 17, 1996, COMNET OWNED 81.2% OF THE COMPANY'S VOTING SECURITIES. ACCORDINGLY, THE AFFIRMATIVE VOTE OF NO OTHER STOCKHOLDERS WOULD BE REQUIRED IN ORDER TO ELECT MESSRS. BUCHSBAUM AND FRIEDMAN, WHO ARE NOMINEES FOR ELECTION AT THE MEETING OR ANY OTHER PROPOSALS SET OUT AT THE MEETING.

     If for any reason any nominee for director should become unavailable for election, the proxies may be voted for the election of a substitute designated by management, unless a contrary instruction is given on the proxy. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected, and each has expressed an intention to serve the entire term for which election is sought.

     The following table sets forth certain information at the Record Date concerning the directors and their ownership of the Voting Securities and common stock of COMNET as of July 17, 1996.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

                                                                                            NUMBER OF SHARES OF VOTING
NAME OF DIRECTOR OF            DIRECTOR  PRINCIPAL OCCUPATION, BUSINESS                     SECURITIES AND PERCENT OF
 THE COMPANY (AGE)               SINCE    EXPERIENCE AND DIRECTORSHIPS                        CLASS (AT RECORD DATE)
- -------------------            --------  ------------------------------                    ---------------------------
                                                                                             GROUP 1             COMNET
                                                                                             -------          COMMON STOCK
                                                                                                              ------------
 CLASS II DIRECTORS (WHOSE TERMS WILL EXPIRE AT THE THIRD ANNUAL MEETING OF
                                STOCKHOLDERS AFTER THE MEETING, AND THE ELECTION AND
                                QUALIFICATION OF THEIR SUCCESSORS)

 Thomas S. Buchsbaum             1989       Executive (and previously Senior) Vice          25,000(1)               0
 (46)                                       President, Federal Systems for Zenith Data          *                   *
                                            Systems, Inc. for more than five years.
                                            Also serves as a director of Dick Blick
                                            Company.

 Ronald F. Friedman              1986       President and Chief Operating Officer of        16,287(2)         166,618(3)
 (52)                                       the Company and its predecessor for more            *                 5.2%
                                            than five years.  Also serves as a
                                            director of COMNET.

 DIRECTORS CONTINUING IN OFFICE

                                                                                              NUMBER OF SHARES OF VOTING
    NAME OF DIRECTOR OF        DIRECTOR           PRINCIPAL OCCUPATION, BUSINESS              SECURITIES AND PERCENT OF
      THE COMPANY (AGE)           SINCE            EXPERIENCE AND DIRECTORSHIPS                 CLASS (AT RECORD DATE)
     -------------------        --------          ------------------------------             ---------------------------
                                                                                             GROUP 1             COMNET
                                                                                             -------          COMMON STOCK
                                                                                                              ------------
         CLASS I DIRECTORS (WHOSE TERMS WILL EXPIRE AT THE SECOND ANNUAL
                                       MEETING OF STOCKHOLDERS AFTER THE MEETING, AND
                                       THE ELECTION AND QUALIFICATION OF THEIR SUCCESSORS)

 Joseph R. Sullivan               1986      Vice President, Marketing and Business           27,750(4)             2,700
 (51)                                       Development of the Display Division of               *                   *
                                            Zenith Electronics Corporation for more
                                            than five years.

 Charles A. Crew                  1990      Executive Vice-President, Chief Financial            0              51,320(5)
 (53)                                       Officer and Treasurer of the Company for             *                 1.6%
                                            more than five years; also Executive Vice
                                            President and Chief Financial Officer of
                                            COMNET for more than five years and as
                                            such has 20% of his time to the business
                                            affairs of COMNET. Also serves as a
                                            director of COMNET.

 Charles A. Mele                  1992      Executive Vice President - General               6,000(6)            10,000(7)
 (40)                                       Counsel and a director of Synetic, Inc.              *                   *
                                            ("Synetic") for more than five years.
                                            Also serves as a Director of COMNET.

 CLASS III DIRECTORS (WHOSE TERMS WILL EXPIRE AT THE NEXT ANNUAL MEETING OF
                                  STOCKHOLDERS AFTER THE MEETING, AND THE ELECTION AND
                                  QUALIFICATION OF THEIR SUCCESSORS)

 Robert S. Bowen              1986          Chairman and Chief Executive Officer of          30,750(8)          355,533(9)
 (58)                                       the Company and President and Chief                  *                 11.2%
                                            Executive Officer of COMNET for more than
                                            five years.  Also serves as a director of
                                            COMNET.

- --------------

* Less than 1%

(1) Includes options to purchase 25,000 shares of the Company's common stock exercisable within 60 days of the Record Date.

(2) Includes options to purchase 15,000 shares of the Company's common stock exercisable within 60 days of the Record Date.

(3) Includes options to purchase 153,998 shares of COMNET common stock exercisable within sixty (60) days of the Record Date.

(4) Includes options to purchase 25,000 shares of the Company's common stock exercisable within 60 days of the Record Date.

(5) Includes options to purchase 51,320 shares of COMNET common stock exercisable within 60 days of the Record Date.

(6) Includes options to purchase 6,000 shares of the Company's common stock exercisable within 60 days of the Record Date.

(7) Includes options to purchase 10,000 shares of COMNET common stock exercisable within 60 days of the Record Date.

(8) Includes options to purchase 18,750 shares of the Company's common stock exercisable within 60 days of the Record Date.

(9) Includes options to purchase 201,816 shares of COMNET common stock exercisable within 60 days of the Record Date.

     Mr. Carl I. Kanter resigned from the Board of Directors on December 8,
1995.

     Mr. Buchsbaum's business address is 2455 Horse Penn Road, Herndon, Virginia 22071. Mr. Sullivan's business address is 1000 Milwaukee Avenue, Glenview, Illinois 60025. Mr. Mele's business address is River Drive Center 2, 669 River Drive, Elmwood, New Jersey 07407. The business address of each of Messrs. Bowen, Friedman and Crew is 4200 Parliament Place, Suite 600, Lanham, Maryland 20706.

FAMILY RELATIONSHIPS

     There are no family relationships among any director or executive officer of the Company.

COMMITTEES AND MEETINGS

     The Board currently has the following standing committees: the Executive, Audit and Compensation Committees. The Executive Committee has and may exercise all of the powers of the Board within the limits set out by General Corporation Law of Delaware. The Executive Committee is comprised of Messrs. Bowen and Friedman.

     The Audit Committee's functions include recommending to the Board the selection of the Company's independent public accountants and reviewing with such accountants the plan, scope and results of their audit of the financial statements and the adequacy of the Company's system of internal accounting controls. The Audit Committee is comprised of Messrs. Mele and Sullivan.

     The Compensation Committee's functions include reviewing management proposals pertaining to executive compensation, profit sharing and stock options. The Compensation Committee recommends management bonuses to the Board for the Company's officers and employees. It has granted options and rights to employees under and in accordance with the Company's Incentive Stock Option, Non-Qualified Stock Option and Stock Appreciation Unit Plan (the "1986 ISO Plan") and may grant options and rights to employees under and in accordance with the Company's 1995 Incentive Stock Option, Non-Qualified Stock Option and Stock Appreciation Unit Plan (the "1995 ISO Plan"). The Compensation Committee is comprised of Messrs. Buchsbaum and Sullivan. Mr. Buchsbaum has never been an employee of the Company. Mr. Sullivan has not been an employee of the Company since October, 1988.

     During the fiscal year ended March 31, 1996, the Board held 6 meetings, the Executive Committee held 2 meetings, the Compensation Committee held 3 meetings and the Audit Committee held 1 meeting. No director attended less than 75% of all meetings of the Board and the committees on which such director served during that fiscal year.

COMPENSATION OF DIRECTORS

     No cash payments have ever been made to directors for attendance at meetings of or otherwise serving on the Board or any committee thereof. In September, 1995, the stockholders approved the Group 1 Software, Inc. Stock Option Plan for Non-Employee Directors (the "1995 Directors' Plan"), which provides for the annual, automatic grant of options to non-employee directors. During the year ended March 31, 1996, Messrs. Buchsbaum, Sullivan and Mele were each granted options under this plan to purchase 5,000 shares of the Company's common stock.


                      EXECUTIVE OFFICERS AND COMPENSATION

     The Executive Officers of the Company are Robert S. Bowen, Ronald F. Friedman, Alan P. Slater, Charles A. Crew and Edward Weiss.

     The business experience during at least the past five years for Messrs. Buchsbaum and Friedman is set forth under "-- Nominees for Election to the Board of Directors" and for Messrs. Bowen, Crew, Sullivan and Mele under "-- Directors Continuing in Office". From March, 1982 to the present, Mr. Slater, 39, has been employed by the Company. From April, 1992 to the present, Mr. Slater has served as Executive Vice President, and for the five years prior to that, he served as Vice President, Sales. Mr. Weiss, 45, has been General Counsel of the Company since January, 1990, and has been its Secretary since November, 1990.


EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Company has established an executive compensation program based on the following on-going principles and objectives: (i) provide compensation opportunities that will help attract, motivate and retain highly qualified managers and executives, (ii) link executive's total compensation to Company performance and the individual performance of the executive and (iii) provide an appropriate balance between incentives focused on achievement of annual business plans and longer term incentives linked to increases in shareholder value. To effectuate these principles and objectives, compensation for each of the executives of the Company consists of base salary compensation, annual incentive compensation (based in most cases on profit performance measured against internal profit targets) and stock option grants.

     For Fiscal Year 1996, the Compensation Committee did not review the base salary or incentive compensation program for Mr. Bowen, nor the base salary for Mr. Friedman since in regard to both executives these matters are fixed by employment agreements between the Company and the respective executives.
Grants of options to Messrs. Bowen and Friedman, increases to Mr. Friedman's base salary and his incentive compensation program, and the entire compensation program for the remaining executives, are reviewed annually by the Compensation Committee, including the review conducted for the most recent fiscal year.

                             Compensation Committee
                             ----------------------

                              Thomas S. Buchsbaum
                               Joseph R. Sullivan


COMPENSATION COMMITTEE INTERLOCK

     Mr. Sullivan, a member of the Company's Compensation Committee beginning in fiscal year 1996, served as Chief Financial Officer of the Company from September 1986 to October 1988, and as Vice President and Chief Financial Officer of COMNET from September 1985 to October 1988.

                           SUMMARY COMPENSATION TABLE

                                              Annual Compensation                       Long-Term Compensation Awards
                                 ------------------------------------------          -----------------------------------
     Name and Principal                                                                Stock                All other
           Position              Year       Salary                Bonus             Options(2)           Compensation(3)
     ------------------          ----       ------                -----             -----------          ---------------
 Robert S. Bowen                 1996      $200,683             $564,519(1)              ---                   $1,800
 Chairman of the Board and       1995      $178,135             $484,262(1)              ---                   $1,800
 Chief Executive Officer         1994      $170,545             $ 67,112                 ---                   $5,748



 Ronald F. Friedman              1996      $183,400             $123,740               10,000                  $3,000
 President-Group 1               1995      $173,088             $307,237                 ---                   $3,000
 Software; Director              1994      $166,892                  ---               10,000                  $4,448


 Alan P. Slater                  1996      $140,769             $ 87,066                7,500                  $2,989
 Executive Vice President        1995      $133,673             $198,629                 ---                   $2,877
                                 1994      $129,780                  ---                4,000                  $3,420


 Charles A. Crew                 1996      $ 95,788             $ 37,383                7,500                  $2,400
 Chief Financial Officer;        1995      $ 89,123             $104,265                 ---                   $  822
 Director                        1994      $ 69,210                  ---                3,300                  $1,381

 B. Scott Miller                 1996      $105,000             $ 35,306                5,000                  $2,989
 Vice President                  1995      $ 99,383             $ 92,183(1)              ---                   $1,891
                                 1994      $ 95,365                  ---                3,300                  $2,008


 Sally Campbell                  1996      $ 81,750             $ 20,768                5,000                  $2,721
 Vice President                  1995      $ 78,595             $ 55,210                 ---                   $1,540
                                 1994      $ 75,197                  ---                5,000                  $1,578


 Victor Forman                   1996      $110,705 (4)         $ 12,460                5,000                  $1,669
 Vice President                  1995      $ 63,750 (4)              ---                 ---                    ---
                                 1994      $ 61,500                  ---                 ---                   $2,291


(1) Mr. Bowen elected to defer bonus compensation of $197,582 and $161,421 in 1996 and 1995 respectively; and Mr. Miller elected to defer $161,421 and $46,092 of bonus compensation in 1995, in accordance with the respective Group 1 or COMNET deferred compensation plans.

(2) All options were granted by COMNET to purchase its common stock. Options vest ratably over five years and expire in ten years.

(3) Includes Company contributions to the Defined Contribution Savings (401(k)) Plan.

(4) Mr. Forman left the Company in September 1994 and returned in June 1995; therefore, both fiscal years 1996 and 1995 reflect less than full year compensation.

                    STOCK OPTION GRANTS IN FISCAL YEAR 1996

GROUP 1

     No stock options were granted during fiscal year 1996.

COMNET

     The following stock options were granted during fiscal year 1996:

                                       % OF TOTAL                                        AT 0%          AT 5%       AT 10%
                           OPTIONS     GRANTED TO    EXERCISE OR                         ANNUAL        ANNUAL       ANNUAL
                           GRANTED      EMPLOYEES    BASE PRICE      EXPIRATION          GROWTH        GROWTH       GROWTH
         NAME                 #         IN 1996       ($/SHARE)         DATE              RATE          RATE         RATE
         ----              --------     --------      ---------         ----              ----          ----         ----
 Ronald F. Friedman           10,000      3.19%        $10.00        12/20/2005            $0         $62,889      $159,374
 Charles A. Crew               7,500      2.39%        $10.00        12/20/2005            $0         $47,167      $119,531
 Alan R. Slater                7,500      2.39%        $10.00        12/20/2005            $0         $47,167      $119,531
 Scott Miller                  5,000      1.59%        $10.00        12/20/2005            $0         $31,444      $ 79,687
 Sally Campbell                5,000      1.59%        $10.00        12/20/2005            $0         $31,444      $ 79,687
 Victor Forman                 5,000      1.59%        $10.00        12/20/2005            $0         $31,444      $ 79,687



              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                           Number of Unexercised                    Value of Unexercised
                              Shares                       Options/SARs at FY-End                Options/SARs at FY-End (1)
                             Acquired                     -------------------------              ---------------------------
                                on          Value
       Company Name          Exercise      Realized      Exercisable       Unexercisable       Exercisable         Unexercisable
       ------------          --------      --------      -----------       -------------       -----------         -------------
Group 1
- -------
Robert S. Bowen                None          None          18,750               ---              $37,500                ---
Ronald F. Friedman             None          None          15,000               ---              $30,000                ---
Alan P. Slater                 None          None           4,250               ---              $ 8,500                ---
Charles A. Crew                None          None            ---                ---                ---
B. Scott Miller                None          None            ---                ---                ---                  ---
Sally P. Campbell              None          None            ---                ---                ---                  ---

COMNET
- ------
Robert S. Bowen                   (2)
Ronald F. Friedman            12,000       $79,250        140,997             29,003            $191,250                ---
Alan Slater                    None          None          14,600              9,900            $ 30,125                ---
Charles A. Crew                None          None          46,319             14,481            $ 66,250                ---
B. Scott Miller                None          None          13,320              6,980            $ 29,825                ---
Sally P. Campbell              None          None           6,200              8,000            $ 10,500                ---
Victor O. Forman               None          None            ---               5,000               ---                  ---

(1) These values are based upon the difference between the grant prices of all options awarded and the average price of $10.00 per share for COMNET common stock and $8.00 per share for Group 1 common stock at March 31, 1996.

(2) COMNET granted to Mr. Bowen options to purchase COMNET common stock in his capacity as an officer of COMNET, and are therefore not included herein.

THE GRAPH PRESENTED IN THE DEFINITIVE PROXY IS A COMPARISON OF THE 5 YEAR CUMULATIVE TOTAL RETURN OF THE COMPANY VERSUS A PEER GROUP AND THE BROAD MARKET.

                    COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                        AMONG GROUP 1 SOFTWARE, INC.,
                   NASDAQ MARKET INDEX AND PEER GROUP INDEX

                                           NASDAQ            PEER
                                           MARKET            GROUP
         GROUP 1 SOFTWARE, INC.            INDEX             INDEX

    1996                    $31.68        $194.52            $224.06
    1995                     38.61         144.62             202.10
    1994                     32.67         136.32             124.71
    1993                     55.45         117.95             138.55
    1992                     88.12         105.40             129.97


                    ASSUMES $100 INVESTED ON APR. 1, 1991
                         ASSUMES DIVIDENDS REINVESTED
                       FISCAL YEAR ENDING MAR. 31, 1996

       The chart displayed directly above is presented in accordance with SEC requirements.

     The industry peer group included BGS Systems, Inc., Hathaway Corp., Hyperion Software, Inc., and Timberline Software, CP. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. This graph in no way reflects the Company's forecast of future financial performance.

     The graph and the related disclosure contained in this section of the Proxy Statement should not be incorporated by reference into any prior filings by the Company under the Securities Exchange Act of 1934 that incorporated future filings or portions thereof (including this Proxy Statement or the Executive Compensation section of this Proxy Statement).

EMPLOYMENT AGREEMENTS

ROBERT S. BOWEN.

     Group 1 Agreement. The Company entered into an amended and restated employment agreement dated as of January 28, 1992, with Mr. Bowen (the "Group 1 Agreement"). The Group 1 Agreement expires on July 1, 1999 and provides for a salary of not less than $211,750 per annum subject to adjustments (effective each July 1) depending upon the amount of professional time dedicated to Group 1 vis-a-vis COMNET and adjusted annually by the greater of changes in the area cost of living index or the average salary percentage increase for employees approved by the Board as part of its annual budget.

     The Group 1 Agreement includes an annual incentive bonus equal to 7-1/2% of the first $1,000,000 of consolidated net income of Group 1 before taxes with certain adjustments as defined, and 10% of such income in excess of $1,000,000, such bonus to be no greater than that determined under a similar bonus program related to the consolidated earnings of COMNET as long as the program relating to COMNET is effective. Consolidated net income as defined in the Group 1 Agreement includes all earnings of Group 1 and its subsidiaries from any source, subject to certain specified deletions but including gain or loss on the sale of stock or assets of Group 1 and/or a subsidiary. Specified deletions from net income include, among other items, any provision for taxes, any bonus payable under the Group 1 Agreement, any excess of interest income from bank and other cash deposits over interest expense, and any charge to income associated with the exercise of stock options. Salary and incentive compensation paid under the Group 1 Agreement are not to be duplicated by payments under the COMNET Agreement (described below), so long as the COMNET Agreement is effective.

     If Mr. Bowen's employment with Group 1 during the term of the Group 1 Agreement is terminated because of his disability or death, his base salary and bonus will be prorated through the date of termination. If Mr. Bowen terminates his employment with Group 1 for any reason other than death or disability or he is discharged by Group 1 for cause, Mr. Bowen is entitled to his base salary, equitably prorated, and any bonuses earned for any fiscal year prior to the fiscal year in which his termination of employment occurred. If Group 1 terminates Mr. Bowen's employment without cause, Mr. Bowen is entitled to receive his salary, fringe benefits and bonuses throughout the remaining term of the Group 1 Agreement. Upon any termination of Bowen's employment under the Group 1 Agreement, all options held by him to purchase Group 1's common stock will be treated as provided in the instruments or agreements governing such options.

     The Group 1 Agreement also provides that as long as COMNET owns 25% or more of Group 1's common stock, Mr. Bowen will receive no additional compensation under the Group 1 Agreement, but Mr. Bowen's aggregate compensation payable under his employment agreement with COMNET will be allocated between COMNET and Group 1 based on the proportion of his time spent working for each of such companies. If COMNET ceases to own 25% or more of Group 1's common stock, (i) Mr. Bowen's annual salary under the Group 1 Agreement is increased to the greater of $240,000 or 160% of the then current base salary of Group 1's chief operating officer, adjusted upward or downward to the extent that the proportion of Mr. Bowen's time spent working for Group 1 is greater or lesser than 50% and adjusted for changes in the cost of living,
(ii) Mr. Bowen's annual salary under his employment agreement with COMNET is reduced to reflect only the proportion of his time spent working for COMNET business other than Group 1 and (iii) Mr. Bowen becomes entitled to receive incentive bonus compensation from Group 1 as follows: (A) if COMNET disposes of its interest in Group 1 in a registered public offering, then for each fiscal year, if Group 1's earnings equal budget targets established by the Board in its reasonable business judgment, then Mr. Bowen's bonus shall be the greater of $200,000 or 160% of the bonus payable to Group 1's chief operating officer, and if Group 1's earnings are greater or lesser than such targets, then Mr. Bowen's bonus will vary from the amount payable to him at the target earnings level to the same proportional extent as the variation in the bonus payable to Group 1's chief operating officer; and (B) if COMNET disposes of its interest in Group 1 other than in a registered public offering, then Mr. Bowen's bonus shall be as determined by the Board, without the participation of any directors affiliated with COMNET.

     COMNET Agreement. COMNET has also entered into an amended and restated employment agreement with Mr. Bowen, dated as of January 28, 1992, as its President and Chief Executive Officer (the "COMNET Agreement"). The COMNET Agreement expires on June 30, 1998, and provides for a current total base salary of $325,770 per annum adjusted annually (effective each July 1) by the greater of any changes in the area cost of living index or the average salary percentage increase for COMNET employees presented to the Board as part of the annual budget. The COMNET Agreement provides for a bonus payable to Mr. Bowen equal to 7-1/2% of the first $1,000,000 of consolidated net income before taxes, with certain adjustments as defined, and 10% of all such consolidated net income in excess of $1,000,000. Consolidated net income includes all earnings attributable to Group 1 and any of COMNET's business operations or subsidiaries directly related to the particular lines of business engaged in by Group 1, or any other COMNET subsidiary, as of July 1, 1991, from any source, subject to certain specified deletions but including gain or loss on the sale of stock or assets of COMNET and its subsidiaries. Specified deletions from earnings include, among other items, any provision for taxes, any bonus payable under the COMNET Agreement, any interest income from COMNET's or its affiliates' investments net of investment expenses, any charges to income associated with the exercise of stock options and any interest or dividend income from, or gain from the sale of, securities held for investment at the time Mr. Bowen joined COMNET.

     The 7-1/2% and 10% calculations in the COMNET Agreement apply to gain realized upon a sale of Group 1 and included in consolidated net income only to the extent that such gain does not exceed an amount (the "Cap Amount") equal to the gain that COMNET would realize on a disposition, if any, of its interest in Group 1 at a price per share of $21.125. The COMNET Agreement provides that with respect to any pretax gain (net of expenses) realized upon a disposition of Group 1 in excess of the Cap Amount, Mr. Bowen will be entitled to the following percentages of such gain: $0 to $3.3 million - 1%; above $3.3 to $6.6 million - 2%; above $6.6 to $9.9 million
- - 3%; above $9.9 to $13.2 million - 4%; and above $13.2 million - 5%. Further, any bonus under the COMNET Agreement will be offset by 40% of all fees theretofore received by Mr. Bowen under the Bowen Fee Agreement (described below).

     If Mr. Bowen terminates his employment with COMNET during the term of the COMNET Agreement because of his disability he will be entitled to receive his base salary and his bonuses, prorated through the date of termination, and any options previously granted to him will, to the extent exercisable on Mr. Bowen's date of employment, continue to be exercisable for 12 months following such termination date. If Mr. Bowen's employment with COMNET is terminated during the term of the COMNET Agreement because of his death, his estate will be entitled to receive his base salary and his bonuses, prorated through the date of termination, and any options previously granted to Mr. Bowen will, to the extent exercisable on Mr. Bowen's date of termination of employment, continue to be exercisable for six months following Mr. Bowen's death.

     If Mr. Bowen terminates his employment with COMNET for any reason other than death or disability or is discharged by COMNET for cause, he will be entitled to receive his base salary, prorated through his date of termination, and his bonus earned for any fiscal year prior to the fiscal year in which his employment termination occurred, and all of his options will be treated as provided in the instruments or agreements governing such options. If COMNET terminates Mr. Bowen's employment without cause, he will be entitled to receive his salary, as adjusted, fringe benefits and bonuses throughout the remaining term of the COMNET Agreement, as if it had not been terminated, and all of his options, including those that had not yet vested, will continue to vest or be exercisable as if his employment had not been terminated but had continued for the outstanding balance of the term of the COMNET Agreement, and he will be afforded the maximum length of time permissible to exercise such options; provided, however, that if such vesting of options after termination is prohibited, COMNET shall, at such time as the options would have vested (the "Vesting Date"), pay him in cash the difference between the average reported price for COMNET's common stock over the 20 days immediately preceding the Vesting Date and the exercise price of the stock options on the Vesting Date.

RONALD F. FRIEDMAN.

     The Company has entered into an employment agreement dated October 31, 1990, with Ronald F. Friedman. The agreement, as amended, expires on March 31, 1999, and provides for annual base compensation of $183,400 per annum (adjusted on April 1, 1995), which may be further adjusted annually for merit increases upon approval of the Compensation Committee. Under his employment agreement, Mr. Friedman is entitled to receive an annual bonus for the fiscal year ending March 31, 1997, based on a percentage of the Company's net income before income taxes, interest expense, management fees and bonus amounts paid to or for the benefit of Mr. Friedman, the Company's Chief Executive Officer and Chief Financial Officer ("Adjusted Net Income"), which bonus plan for fiscal year 1996 varied from 7.4% of Adjusted Net Income over $5.6 million, up to a maximum of 9% of Adjusted Net Income over $9 million. The bonus is based upon both achievement of a certain level of Adjusted Net Income and satisfactory growth over actual prior year results in the opinion of the Compensation Committee and the Board. If Mr. Friedman retires or becomes totally and permanently disabled, Mr. Friedman shall be entitled to receive all earned but unpaid bonuses and any subsequent bonus installments. In the case of death, all earned but unpaid bonuses and subsequent bonus installments shall be paid promptly in one sum. If Mr. Friedman is terminated for cause or resigns under circumstances which would justify termination for cause, all unpaid bonuses will be forfeited and no longer be payable. If a change in control of the Company occurs, Mr. Friedman, at his option, has the right to resign his position with the Company, and it will continue to pay his compensation and provide him with employee benefits for one year or until the expiration date of his employment agreement, whichever is the shorter period, and will pay Mr. Friedman, as a lump sum, all earned but unpaid bonuses. In addition, bonuses will be paid on a pro-rata basis for the period through the nearest full fiscal quarter prior to resignation.

BONUS PROGRAMS TO OTHER EXECUTIVE OFFICERS

     Mssrs. Crew, Forman, Miller and Slater and Ms. Campbell are entitled to an annual incentive bonus for the fiscal year ended March 31, 1997 calculated on the basis of the

Company's profit performance as compared to internal profit targets.  Mr.
Weiss is entitled to an annual bonus for fiscal year ended March 31, 1997 calculated on the basis of COMNET's profit performance as compared to internal profit targets and the achievement of certain other objectives. The Company has agreed to reimburse COMNET for the respective portion, if any, of the bonus paid to Mr. Weiss that is attributable to the Company's earnings.

DEFERRED COMPENSATION ARRANGEMENTS

     The Company has adopted a Deferred Compensation Plan by which certain members of senior management have the option of deferring the receipt of amounts of their annual bonus compensation, if any, and/or their base compensation (the "Deferred Compensation Plan"). The Deferred Compensation Plan is intended by the Company to qualify as an unfunded plan for federal income tax purposes and the Employee Retirement Income Security Act (ERISA). The Deferred Compensation Plan is administered by the Company. The expenses associated with the establishment and administration of the Deferred Compensation Plan are borne by the Company. Any expenses of implementing any investment option selected by a participant are charged against that participant's account.

     The compensation that is deferred is paid into a trust designated solely to administer the Deferred Compensation Program. Currently Mr. B. Scott Miller, Vice President, Product Development, is the only participant in the Company's Deferred Compensation Plan.

FEE AGREEMENTS

     In January, 1992, COMNET and Mr. Bowen entered into a fee agreement (the "Bowen Fee Agreement"). Under the Bowen Fee Agreement, Mr. Bowen will be entitled to a fee paid by COMNET of 1/2% of the total consideration payable on acquisitions and 1/2% of the pre-tax gain (net of expenses) on dispositions of COMNET's or its subsidiaries' businesses. However, this fee will not be paid with respect to a disposition, if any, of the Company or any of COMNET's business operations or subsidiaries directly related to the particular lines of business engaged in by such companies as of July 1, 1991. Mr. Bowen's right to any fees associated with such dispositions will remain subject to the incentive compensation arrangements in the COMNET Agreement. The term of the Bowen Fee Agreement extends until January 27, 2002, unless Mr. Bowen is no longer a director, officer or employee of COMNET, provided that if Mr. Bowen's employment is terminated without cause (as defined in the COMNET Agreement), COMNET must either continue this agreement until January 27, 2002, or pay Mr. Bowen the incentive bonus upon a disposition, if any, of COMNET's interests in the Company to which Mr. Bowen would have been entitled under his employment agreement with COMNET as in effect prior to its amendment and restatement in January, 1992. Mr. Bowen earned $3,527 according to this fee agreement during fiscal year 1996.

     In January, 1992, COMNET entered into a fee agreement with Mr. Friedman, pursuant to which he will be entitled to receive on disposition, if any, of COMNET's interests in the Company, a fee in an amount equal to the following percentages of COMNET's pre-tax gain (net of expenses) to the extent such gain exceeds $21.125 per share of the Company: $0 to $3.3 million - 1/2%; above $3.3 to $6.6 million - 1%; above $6.6 to $9.9 million - 1-1/2%; above $9.9 to $13.2 million - 2%; and above $13.2 million - 2-1/2%. Such fee shall only be payable, however, if the Company's net operating income increases at an average annualized rate of 20% or more from 1991 until such disposition. If the Company's net operating income increases at an average annualized rate of 15% or more, but less than 20%, Mr. Friedman will be entitled to one-half the fee set forth above. The term of this agreement extends until January 27, 2002, unless Mr. Friedman is no longer a director, officer or employee of COMNET.

     In January, 1992, COMNET entered into a fee agreement to pay Mr. James V. Manning, Chairman of the Board of Directors of COMNET, fees of 1/2% of the total consideration paid on acquisitions, 1/2% of the pre-tax gain (net of expenses) on dispositions of COMNET's or its subsidiaries' businesses. However, Mr. Manning will be entitled to such fees with respect to a disposition, if any, by COMNET of its holdings in the Company only if, and to the extent that, the consideration COMNET receives exceeds $50,000,000. The term of this agreement extends until January 27, 2002, unless earlier terminated because he is no longer a director, officer or employee of COMNET. Mr. Manning has earned $3,527 according to this fee agreement during fiscal year 1996.

EXECUTIVE SUPPLEMENTARY BENEFITS

     The Company provides certain of its executive officers with group health insurance and disability insurance policies that are not available to all salaried employees. These supplementary benefits to such executive officers are limited to the cost of the premiums for the coverage. The aggregate cost is less than $25,000 per year for each covered executive officer.

INDEMNIFICATION AGREEMENTS; DIRECTORS AND OFFICERS LIABILITY INSURANCE

     INDEMNIFICATION AGREEMENTS. Messrs. Bowen, Friedman, Crew and Mele, as members of the COMNET board of directors, are signatories to indemnification agreements with COMNET (the "Indemnification Agreements"). Each Indemnification Agreement provides that COMNET shall indemnify a director or officer of it or of any subsidiary of it who is a party to the agreement (an "Indemnitee") if he was or is a party to or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except a derivative proceeding) by reason of the fact that he is or was a director or officer of COMNET or any subsidiary of it, or is or was serving at its request in certain capacities for another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by COMNET) in connection with the defense or settlement of such actions, suits or proceedings. The indemnification is limited to instances where the Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of COMNET, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. With respect to derivative proceedings, the Indemnification Agreement provides indemnification similar to that provided in the Indemnification Agreement for non-derivative proceedings, except that indemnification is allowed only to the extent determined to be fair and reasonable by the court.

     The Indemnification Agreement provides that if a director or officer is entitled to indemnification for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, COMNET shall nevertheless indemnify him to the extent to which he is entitled. By the terms of the Indemnification Agreements, the benefits are not available for expenses or liabilities paid directly to the Indemnitee under an applicable policy of directors and officers insurance or in several other instances such as if a court determines that each material assertion made by the Indemnitee in that proceeding was not made in good faith or was frivolous, or if the claim arises from the purchase and sale by the Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, or similar successor statutes.

     Messrs. Buchsbaum and Sullivan, who are directors of the Company but not directors of COMNET, are not signatories to an Indemnification Agreement. They receive indemnification protections, however, under the directors and officers liability insurance policy described below, as well as the indemnification provisions contained in the Company's Certificate of Incorporation and Bylaws.

     DIRECTORS AND OFFICERS LIABILITY INSURANCE. The Company currently maintains coverage of directors and officers liability under a policy obtained by COMNET covering COMNET and its subsidiaries. This coverage is subject to an aggregate limit of liability of $5,000,000. Deductibles under this policy range from $5,000 per officer or director for each claim to $50,000 in the aggregate for certain covered claims. This policy does not cover, among other matters, dishonest, fraudulent, or criminal behavior.

401(k) PLAN

     In January, 1994, COMNET adopted the COMNET Corporation and Subsidiaries 401(k) Retirement Savings Plan and Trust (the "401(k) Plan"). The Company, as a subsidiary of COMNET, participates in the 401(k) Plan. The 401(k) Plan provides for a contribution to be made by the Company and its subsidiaries out of current operating earnings based upon the contributions made by participating employees.

     All employees of the Company or its subsidiaries who have been employed for at least three months are eligible to participate in the 401(k) Plan. Participants in the 401(k) Plan may contribute from 1% to 15% of their compensation from the Company or its subsidiary (up to a limit of $9,500) in a calendar year. The Company or a subsidiary will make contributions to an employee's 401(k) Plan account equal to the sum of the following: (i) $.75 for each $1.00 a participant contributes up to 2% of the participant's compensation and (ii) $.50 for each $1.00 the participant contributes for the next 1% of the participant's compensation. Participants are 100% vested in the contributions, and earnings thereon, they make to the 401(k) Plan out of their compensation. Participants vest in employer contributions, and earnings thereon, at a rate of 20% per year of employment with the Company or a subsidiary, up to 100%. However, if a participant's employment with the Company or a subsidiary terminates because of retirement, death or disability (as defined in the 401(k) Plan), 100% of the employer contributions, and earnings thereon, become 100% vested.

                              CERTAIN TRANSACTIONS

COMNET-GROUP 1 MANAGEMENT SERVICES AGREEMENT

     Effective April 1, 1994, the Company renewed its Management and Services Agreement with COMNET (the "Management Services Agreement") under which COMNET provides to the Company certain management and other services through March 31, 1997. The Company believes that these arrangements are fair and reasonable.
By having entered into the Management Services Agreement, the Company believes the possibility of conflicts of interest with COMNET regarding providing these services will be minimized because the terms under which benefits and services are to be exchanged will be generally governed by the Management Services Agreement and need not be separately negotiated in each instance. However, no assurance can be given that conflicts of interest will not occur.

     Under the Management Services Agreement, COMNET provides on an actual or estimated cost or usage basis, not intended to provide a profit to COMNET, all accounting and finance support, legal and administrative support, human resources support, office space and certain liability and property insurance relating to this office space and its usage. The Company has retained the right, upon 120 days notice, except for the providing of office space, to acquire the services and benefits from a third party or to provide such services or benefits itself.

     The Company agreed to reimburse COMNET for 60% through September, 1995, and 70% beginning October, 1995, of its salary and fringe benefit expenses for Robert S. Bowen or his successor(s) as Chief Executive Officer of the Company in return for Mr. Bowen's or his successor's services in such capacity. The percentage represents the estimated portion of Mr. Bowen's professional time presently spent on Company affairs. The Company has also agreed to reimburse COMNET for that portion of Mr. Bowen's or his successor's incentive bonus award, if any, that is attributable to the Company's earnings.

     The Company has agreed to reimburse COMNET for a portion of its salary and fringe benefit expenses for Charles A. Crew or his successor(s) as Chief Financial Officer of the Company ("CFO") in return for Mr. Crew's or his successor's services in such capacity. The portion of the CFO's salary and fringe benefit expenses to be reimbursed will be determined as a percent of the estimated portion of Mr. Crew's professional time spent on Company affairs.
For the year ended March 31, 1996, 80% of the CFO's salary and fringe benefit expense was reimbursed under this formula. The Company has agreed to reimburse COMNET for that portion of Mr. Crew's or his successor's incentive bonus award, if any, that is attributable to the Company's earnings.

     The Company has agreed to reimburse COMNET for all costs that COMNET incurred for the benefit of the Company to deliver the services to the Company of COMNET's Finance Department, Legal Department, Corporate Administrative Department and Human Resources Department.

     The Company has agreed to pay COMNET a management fee in recognition of the provision by COMNET of services and benefits, including certain senior management services, at cost. This management fee shall be based on the Company's annual pre-tax earnings (before the cost of any management fee) as a percentage of the Company's total annual revenues (the "Pre-Tax Margin"), ranging from 1% of the total Company revenues if the Pre-Tax Margin is 20.99% or under, and increasing by equal increments to 2.0% of the Company's total revenues if the Pre-Tax Margin is 30% or more. Total amount charged by COMNET to the Company for management and other services under the Management Services

Agreement totaled $2,317,108 for the year ended March 31, 1996, including the management fee paid for the fiscal year ended March 31, 1996, of $458,755.

TAX SHARING AGREEMENT

      On April 1, 1991, the Company and COMNET renewed their tax sharing agreement ("Tax Sharing Agreement"). Under current law and so long as COMNET owns at least 80% of the total value of the stock of the Company and owns stock possessing at least 80% of the voting power of the Company, the Company will, at the election of COMNET, continue to be included in COMNET's consolidated Federal income tax returns. The Company will pay to COMNET the amount of the separate income tax liability that the Company would have been obligated to pay had it filed a separate return. The Company's separate income tax liability will be computed by reference to the Company's items of income, deduction and credit in the current and prior years. For the purposes of the Tax Sharing Agreement, carry forwards and carrybacks of losses and deductions will be computed as if the Company had not filed consolidated income tax returns with COMNET. In the event that, upon audit of any consolidated income tax returns or upon the filing of any amended return or claims for refund, there are adjustments that would have affected the Company's separate income tax liability, the Company will make to or receive from COMNET additional payments at the time and in the amount, including interest thereon, as would have been paid to or received from the Internal Revenue Service had the Company filed a separate return.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Coopers & Lybrand, L.L.P. has audited the Company's financial statements for the fiscal years ended March 31, 1996, 1995 and 1994. A representative of Coopers & Lybrand is expected to be present at the Meeting. The representative will be afforded an opportunity to make a statement and will be available to respond to appropriate questions by stockholders.

                            STOCKHOLDERS' PROPOSALS

     Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. Should a stockholder intend to present a proposal at the Company's next annual meeting, it must be received by the Secretary of the Company, 4200 Parliament Place, Suite 600, Lanham, Maryland 20706-1844, no later than February 10, 1997, in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

                            SOLICITATION PROCEDURES

     Officers and regular employees of the Company, without extra compensation, may solicit the return of proxies by mail, telephone, telegram and personal interview. Certain holders of record such as brokers, custodians and nominees, are being requested to distribute proxy materials to beneficial owners and to obtain such beneficial owner's instructions concerning the voting of proxies. The cost of solicitation of proxies (including the cost of reimbursing banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable expenses in regard to proxy soliciting material) will be paid by the Company.

                                 MISCELLANEOUS

     Management does not intend to present any other matters at the Meeting. If other matters are properly presented at the Meeting, the persons named as proxies will vote them in accordance with their best judgment.

     Where information contained in this Proxy Statement rests particularly within the knowledge of a person other than the Company, the Company has relied upon information furnished by such person or contained in filings made by such person with the Securities and Exchange Commission.

                              By Order of the Board of Directors

                              /s/ Edward Weiss
                              --------------------
                              Edward Weiss
                              Secretary
Dated:  July 29, 1996

                             GROUP 1 SOFTWARE, INC.
                        4200 PARLIAMENT PLACE, SUITE 600
                          LANHAM, MARYLAND  20706-1844


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 12, 1996


     The undersigned hereby appoint Edward Weiss and Charles A. Crew as true and lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned to vote and otherwise act at the annual meeting of Stockholders of Group 1 Software, Inc. (the "Company") to be held on Thursday, September 12, 1996, at 10:15 a.m. at Prudential Securities, One Liberty Plaza, New York, New York 10292 and at any adjournment thereof (the "Meeting"), with respect to all shares of Common Stock of the Company which the undersigned would possess if personally present, on the following matters.

     1.  Election of Directors

               FOR all nominees listed below
           ----     (Except as marked to the contrary below)

               WITHHOLD AUTHORITY to vote for all nominees listed below
           ----

   (Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

                    Mr. Thomas S. Buchsbaum
                    Mr. Ronald F. Friedman

     There is no assurance that any of the Company's nominees will serve as directors if any other nominee is elected to the Board.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO ELECT THE INDIVIDUALS NAMED IN PROPOSAL ONE.

     In their discretion, the aforesaid proxies shall vote upon any other matters which the persons making the solicitation do not know, a reasonable time before the solicitation and that properly come before the Meeting or any adjournment or postponement thereof, including the election of any person to any office for which a nominee is named in the proxy statement and such nominee is unable to serve for good cause.

     The undersigned hereby ratifies and confirms that the aforesaid attorneys and proxies may do hereunder.


- -------------------------------         Dated:               1996
  (Signature of Stockholder)                  --------------,


- -------------------------------         Dated:               1996
  (Signature of Stockholder)                  --------------,


(Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian or corporate official, please give your full official title. If shares are held jointly, each holder should sign.)

TO INSURE A QUORUM AND TO AVOID THE EXPENSE AND DELAY OF SENDING FOLLOW-UP LETTERS, PLEASE FILL IN, SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.





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